ANNEX A

Fund	Trading Symbol
SPDR® Portfolio Europe ETF	SPEU

SPDR EURO STOXX 50® ETF	FEZ

SPDR Dow Jones International Real Estate ETF	RWX

SPDR S&P® Global Infrastructure ETF	GII

SPDR MSCI ACWI ex-US ETF	CWI

SPDR S&P China ETF	GXC

SPDR S&P Emerging Asia Pacific ETF	GMF

SPDR Portfolio Emerging Markets ETF	SPEM

SPDR Portfolio Developed World ex-US ETF	SPDW

SPDR S&P International Small Cap ETF	GWX

SPDR S&P International Dividend ETF	DWX

SPDR S&P Emerging Markets Small Cap ETF	EWX

SPDR Dow Jones Global Real Estate ETF	RWO

SPDR S&P Global Natural Resources ETF	GNR

SPDR S&P Emerging Markets Dividend ETF	EDIV

SPDR Portfolio MSCI Global Stock Market ETF	SPGM

SPDR S&P Global Dividend ETF	WDIV

SPDR MSCI EAFE StrategicFactors ETF	QEFA

SPDR MSCI World StrategicFactors ETF	QWLD

SPDR MSCI Emerging Markets StrategicFactors ETF	QEMM

SPDR MSCI ACWI Low Carbon Target ETF	LOWC

SPDR S&P North American Natural Resources ETF	NANR

SPDR MSCI EAFE Fossil Fuel Reserves Free ETF	EFAX

SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF	EEMX

SPDR Bloomberg SASB Developed Markets Ex US ESG Select ETF	RDMX

SPDR Bloomberg SASB Emerging Markets ESG Select ETF	REMG

Dated: January 10, 2022